EXHIBIT INDEX

(h)(12) Amended and Restated Fee Waiver Agreement, dated August 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Discovery Fund, a series of AXP Discovery Series, Inc.

(h)(13) Amended and Restated Fee Waiver Agreement, dated August 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Core Bond Fund, a series of AXP Discovery Series, Inc.

(h)(14) Amended and Restated Fee Waiver Agreement, dated August 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Income Opportunities Fund, a series of AXP Discovery Series, Inc.

(h)(15) Amended and Restated Fee Waiver Agreement, dated August 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Inflation Protected Securities Fund, a series of AXP Discovery Series, Inc.

(h)(16) Amended and Restated Fee Waiver Agreement, dated August 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Limited Duration Bond Fund, a series of AXP Discovery Series, Inc.

(h)(17) Amended and Restated Fee Waiver Agreement dated June 1, 2004 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Core Bond Fund, a series of Discovery Series, Inc.

(h)(18) Restated and Amended Fee Waiver Agreement dated June 1, 2004 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Limited Duration Bond Fund, a series of Discovery Series, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(p)(3) Code of Ethics adopted under Rule 17j-1 by AXP Discovery Fund and Wellington Management Company, LLP revised as of July 1, 2004.

(p)(4) Code of Ethics adopted under Rule 17j-1 by AXP Discovery Fund and American Century Investment Management, Inc.

(p)(5) Code of Ethics adopted under Rule 17j-1 by AXP Discovery Fund and Lord, Abbett & Co. LLC, dated Nov. 2003.